UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12

Alexander & Baldwin, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

ALEXANDER & BALDWIN

VOTE

Online

Go to **www.envisionreports.com/ALEX** or scan the QR code — login details are located in the shaded bar below.

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the Company Shareholder Meeting to be Held on Tuesday, April 25, 2023

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/ALEX

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/ALEX**.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 14, 2023 to facilitate timely delivery.

2 N O T

03QV9B

Shareholder Meeting Notice

Dear Alexander & Baldwin, Inc. Shareholder:

The Annual Meeting of Shareholders of Alexander & Baldwin, Inc. will be held virtually, on Tuesday, April 25, 2023, at 8:00 A.M. HST, to:

(1) Elect seven directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;
(2) Approve the advisory resolution relating to executive compensation
(3) Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the corporation
(4) Transact such other business as properly may be brought before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote "FOR" Items 1, 2, and 3.

The Board of Directors has set the close of business on February 16, 2023 as the record date for the meeting. Owners of Alexander & Baldwin, Inc. stock at the close of business on that date are entitled to receive notice of and to vote at the meeting.

Stockholders of record as of the Record Date are invited to attend the Annual Meeting virtually via the internet at www.meetnow.global/MSJM4Y7.
To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

– **Internet** – Go to **www.envisionreports.com/ALEX**. Click Cast Your Vote or Request Materials.

– **Phone** – Call us free of charge at 1-866-641-4276.

– **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Alexander & Baldwin, Inc." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by April 14, 2023.